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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SCIQUEST.COM, INC.

     The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify and set forth as follows:

     FIRST: The name of the corporation is SciQuest.com, Inc.

     SECOND: The amendment to the Certificate of Incorporation to be effected hereby is as follows:

          Article First of the Certificate of Incorporation is amended to read as follows:

               "Article First: The name of the Corporation is SciQuest, Inc."

     THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereof at a meeting of shareholders pursuant to Section 242 of the General Corporation law of the State of Delaware.

     FOURTH: The capital of the corporation will not be reduced under or by reason of this amendment.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 29th day of May, A.D. 2001.

                                           SCIQUEST.COM, INC.


                                           By:    /s/ James J. Scheuer
                                                  ------------------------------
                                           Name:  James J. Scheuer
                                           Title: Secretary/Treasurer